UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2021

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Park Board") of Park National Corporation ("Park") increased the size of the Park Board from thirteen directors to fourteen directors, thereby creating one vacancy on the Park Board, and elected D. Byrd Miller III to the Park Board to fill that vacancy. Mr. Miller was elected to serve in the class of directors of Park whose terms are to expire at the 2023 Annual Meeting of Shareholders of Park. Mr. Miller’s election will be effective January 1, 2022. On December 20, 2021, the Board of Directors of The Park National Bank, Park's national bank subsidiary, also elected Mr. Miller as a director on that Board of Directors, also to be effective January 1, 2022.

On December 20, 2021, the Park Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Miller to serve as a member of the Audit Committee of the Park Board, with such appointment to be effective January 1, 2022, after Mr. Miller has become a member of the Park Board. The service of Mr. Miller on the Audit Committee of the Park Board is to be at the pleasure of the Park Board. The Park Board determined that Mr. Miller meets all of the applicable independence standards and other requirements for service on the Audit Committee.

Mr. Miller currently serves as the Managing Member, Chief Financial Officer and Treasurer of William Barnet & Son, LLC, a synthetic fibers, yarns and polymers company with offices and manufacturing facilities in the Americas, Europe, and Asia. Prior to his current position, Mr. Miller served as a Senior Vice President at Bank of America.

The Park Board has affirmatively determined that Mr. Miller meets the applicable standards for an “independent director” under Section 803A of the NYSE American Company Guide and that he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Park. Mr. Miller has no material relationship with Park or any of Park's subsidiaries (either directly or indirectly), other than through his service as a director of each of Park and The Park National Bank beginning January 1, 2022 and his service as a member of the Advisory Board for the Carolina Division of The Park National Bank since April 1, 2019.

During the fiscal year ended December 31, 2020 and the period from January 1, 2021 through the date of this Current Report on Form 8-K, Mr. Miller, members of his immediate family and entities with which he is affiliated, were customers of and had banking relationships with The Park National Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions and relationships will be entered into and exist in the future.

As a non-employee director of Park, Mr. Miller will receive compensation in the same manner as Park’s other non-employee directors, which compensation Park previously disclosed in its definitive proxy statement for Park's 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 9, 2021.

Item 8.01 - Other Events.

On December 21, 2021, Park issued a news release announcing the election of D. Byrd Miller III to the Park Board, effective January 1, 2022. A copy of this news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a)Not applicable

(b)Not applicable

(c)Not applicable

(d)Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1    News Release issued by Park National Corporation on December 21, 2021 announcing the election of D. Byrd Miller III as a director, effective January 1, 2022.

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 21, 2021	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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